Exhibit 99.1

Organicell Announces FDA Approval Of IND Application for the Use of Zofin™ In
The Treatment Of Chronic Obstructive Pulmonary Disease (COPD)

PRESS RELEASE

Miami, FL (January 28th, 2021) — Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that the U.S. Food and Drug Administration (FDA) has approved the Investigational New Drug (IND) application for its lead product, Zofin™, in the treatment of patients diagnosed with chronic obstructive pulmonary disease (COPD).

This approved trial design will be a double blinded, placebo-controlled, phase I/II trial investigating the safety and potential efficacy of intravenous infusion (IV) of Zofin™ for the treatment of COPD.

Zofin™ is an acellular, biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, chemokines, and 102 unique microRNAs as well as other exosomes/nanoparticles derived from perinatal tissues.

According to the Centers for Disease Control and Prevention, “COPD makes breathing difficult for the 16 million Americans who have this disease. Millions more people suffer from COPD but have not been diagnosed and are not being treated.”

“COPD is a chronic, degenerative, inflammatory lung disease with no current cure,” said Dr. Mari Mitrani, Chief Science Officer of Organicell. “We are excited to initiate this FDA approved clinical trial and to further explore the potential of Zofin™ in battling this disease.”

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

For further information contact:

Rosh Lowe

Organicell Regenerative Medicine, Inc.

786-290-4400
rlowe@organicell.com

Media Contact:

Jeffrey Freedman

RooneyPartners
646-432-0191
jfreedman@rooneyco.com